EXHIBIT 10-3

            SALARY CONTINUATION AND DEFERRED COMPENSATION AGREEMENT


      AGREEMENT  made by and between ACC CORP., 400 West Avenue, Rochester, New

York 14611 and RICHARD  T.  AAB,  residing  at 29 Woodstone Rise, Pittsford, NY

14534 ("Employee").

                               R E C I T A L S:


      WHEREAS, Employee has served as the Chairman  and Chief Executive Officer of ACC Corp. (the "Company") for more than twelve years; and

      WHEREAS,  Employee  is  stepping  down  as  ACC Corp.'s  Chief  Executive

Officer, but plans to remain as its Chairman of the Board and as an employee of the Company, with the concurrence of the Company's Board of Directors; and

      WHEREAS, in view of the valuable contributions that the Employee has made and will continue to make to the business of the Company,  ACC  Corp.  desires,

through  this  Agreement, to provide both some recognition to the Employee  for his many years of  tireless leadership and service in his role as the Company's

Chief Executive Officer  and  as  an  incentive  to the Employee to continue to labor diligently on its behalf in his continuing role as a Company employee and its Chairman of the Board;

      NOW, THEREFORE, in consideration of the mutual promises contained herein,

and other good and valuable consideration the receipt  and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.    DEFINITIONS.  The following terms shall have the following meanings in this Agreement:

      (a)   "ACQUIRING  ENTITY" shall mean any entity, whether  a  corporation,

partnership, joint venture,  etc.,  that,  as  a result of a Change In Control,

either directly or indirectly has effective control  over  the  business plans,

direction  and  operations  of  ACC  Corp.   This  term shall also include  any

subsidiaries or related entities over which the Acquiring Entity has control.

      (b)   "CHANGE IN CONTROL" shall mean a change  in control of ACC Corp. of a  nature that would be required to be reported in response  to  Item  6(e)  of

Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of

1934  as in effect on the date of this Agreement or, if in the future Item 6(e)

is no longer  in  effect, any regulations issued by the Securities and Exchange

Commission pursuant  to the Securities Exchange Act of 1934 which serve similar purposes; provided that,  without  limitation,  a  Change  In  Control shall be deemed to have occurred if and when: (x) any "person" (as such term  is used in

Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the  Employee,  is  or  becomes a beneficial owner, directly or indirectly,  of securities of ACC Corp. representing a majority of the combined voting power of

ACC Corp.'s then outstanding  securities  (excluding,  however, the transfer of any  shares  beneficially owned by the Employee); or (y) individuals  who  were members of the  Board  of Directors of ACC Corp. immediately prior to a meeting of the shareholders of ACC  Corp.  involving  a  contest  for  the  election of

Directors  shall  not constitute a majority of the Board of Directors following such election.

      (c)   "COMPANY"  shall  mean  ACC  Corp.  and/or  any of its subsidiaries and/or  affiliates  as  the same may exist from time to time  anywhere  in  the world, regardless of the laws under which incorporated.

      (d)   "DISABILITY"  shall  mean  the Employee's total inability, due to a mental or physical illness, incapacity or injury, to render his services to the

Company for any period of 60 consecutive  days  or  if  the  Employee  shall be deemed  "totally disabled" or the equivalent thereof within the meaning of  any long-term  disability insurance policy provided by the Company and covering the

Employee.

      (e)   "EVENT OF TERMINATION" shall mean the termination of the Employee's employment and  his  status  as  the  Chairman  of  the  Board of ACC Corp. for whatever reason, except if due to a Termination For Cause,  including  but  not limited  to  his  termination without cause, his termination as the result of a

Change in Control,  or his voluntarily termination of employment, such that the

Employee is no longer  employed  by  the Company nor serving as the Chairman of the Board of ACC Corp.

      This definition shall also include a termination of Employee's employment that occurs if, as a condition precedent to, as a result of, or within one year

following, a Change In Control of ACC  Corp.:   (i)  the  Employee's employment

with the Company is terminated for cause or without cause by the Company or the

Acquiring Entity; or (ii) the Employee resigns his employment  with the Company or  with  the  Acquiring Entity upon the occurrence of either of the  following events:

            (1) A reduction in Employee's total compensation as the same existed immediately prior to the Change In Control; or

            (2) Employee is no longer serving as the Chairman of the ACC Corp. Board of Directors.


      (f)   "TERMINATION FOR CAUSE"  shall  mean  that the Company, in its sole discretion,  terminates  the Employee's employment for  any  of  the  following reasons: Employee fails to  perform  his  assigned  duties as an officer and/or employee  of  the Company in a satisfactory manner due  to  dishonesty,  fraud,

gross neglect,  or  use of alcohol or drugs; or any breach of Paragraphs 5 or 6 of this Agreement.  Employee  shall  not  be  deemed  to  be  in breach of this

Agreement  nor to have been Terminated For Cause unless and until  there  shall have been delivered  to  him  a  copy  of  a  resolution  duly  adopted  by the affirmative  vote  of a three-fourths majority of the entire Board of Directors at a Board meeting duly  called  and  held  for  that purpose (after reasonable notice to Employee and an opportunity for Employee,  together with his counsel,

to be heard before the Board), finding that in the good  faith  opinion  of the

Board,  Employee  was  guilty  of  conduct set forth in this paragraph 1(f) and specifying the particulars thereof in reasonable detail.

      2.    BASE SALARY AND BENEFITS.Upon  the execution of this Agreement, for so long as he serves as the Chairman of the  Board  of  ACC Corp., the Employee

will be entitled to receive the following compensation and benefits:

      (a)   A base salary of $200,000 per year;

      (b)   A bonus payable annually in addition to the Employee's base salary,

the amount of which shall be determined by the Company's Board of Directors, on the  recommendation  of its Executive Compensation Committee,  based  upon  the

Company's Annual Incentive Plan; and

      (c)   The following benefits:

            (i)   Six  weeks  of paid vacation per year, or such greater period as  may be approved from time  to  time  by  the  Executive  Compensation

      Committee of the Board of Directors;

            (ii)  paid  holidays as customarily provided to the Company's other employees;

            (iii) coverage  in  accordance  with  their terms of any pension or profit-sharing  plans  now  existing  or  hereafter  established  by  the

      Company;

            (iv)  life insurance coverage in such  amounts and on such terms as is currently provided;

            (v)   reimbursement of miscellaneous medical,  legal, and financial planning expenses, up to $12,000 per year;

            (vi)  payment of Employee's business, professional  and  club  dues and  initiation  fees  as  reasonably requested by Employee, specifically including membership dues and  expenses related to membership at both the

      Genesee Valley Club and Locust Hill Country Club; and

            (vii) other fringe benefits as are made available from time to time by the Company to its executive employees.

      3.    TERMINATION  OF EMPLOYMENT  FOR  CAUSE.   In  the  event  that  the

Employee's employment is Terminated  For  Cause,  he  shall  not be entitled to receive any payments hereunder.  Under these circumstances, the  Employee shall only  be  entitled  to  receive  his  accrued  but unpaid salary and any  other nonforfeitable payments or benefits accrued as of  the  effective  date of such

Event of Termination.

      4.    SALARY  CONTINUATION  PAYMENTS UPON AN EVENT OF TERMINATION.   Upon

the  occurrence  of an Event of Termination,  Employee  shall  be  entitled  to receive a payment  of  $1,000,000  within  a three-year period beginning on the date of such termination; PROVIDED, however,  that  the  Employee  shall at all

times  hereunder  remain  in compliance with Paragraphs 5 and 6 hereof.    This

amount shall be paid in three  equal  annual  installments, with the first such payment being made within five business days following  the  date of such Event of Termination, and the second and third such payments being made  on the first and  second anniversary dates of such Event of Termination; provided,  however,

that the  unpaid balance of such payments shall be accelerated and paid in full within 30 days  following  a  Change  In Control of the Company before all such payments have been made.  In addition,  for a period of ten years following the

date  of  such  termination,  the  Employee's   right  to  indemnification  and

advancement of expenses as currently provided for in Article V of the Company's

Bylaws shall not be amended, modified or changed in any respect whatsoever, and any directors' and officers' liability policy then  in  effect  under which the

Employee  is  an  insured  shall  be  maintained;  PROVIDED, however, that  the

Employee shall at all times hereunder remain in compliance  with  Paragraphs  5 and 6 hereof.

      5.    COVENANT  NOT TO COMPETE.  As a condition to receiving the payments provided for under this  Agreement, the Employee must abide by the terms of his

Non-Competition Agreement with the Company, dated of even date herewith.

      6.    TRADE SECRETS;  NON-DISPARAGEMENT.  (a)Except as may be required by his employment with the Company,  the  Employee will not ever, whether while an

Employee or at any time after he is no longer  an  Employee,  at any time or in any  manner,  directly or indirectly, divulge, disclose or communicate  to  any person, firm, corporation,  organization  or  entity any information concerning

matters  affecting  or  relating  to  the  services,   marketing,   contractual

relationships,  long  range  plans,  products, processes, formulas, inventions,

discoveries, devices or other business  of the Company or of its customers. The

Employee  will  likewise  hold  inviolate and  keep  secret  all  knowledge  or information acquired by him concerning  the  names  of the Company's customers,

their addresses, the prices the Company obtains or has  obtained  from them for its goods or services, all knowledge or information acquired by him  concerning the products, formulas, processes, methods of manufacture and distribution  and all  other  trade  secrets  of such customers.  In addition, the Employee shall make no disclosure, directly  or  indirectly,  of  any  financial  information,

contractual  relationships,  policies,  past or contemplated future actions  or policies of the Company, personnel matters,  marketing or sales data, technical data or specifications and written or oral communications  of  any  sort of the

Company or any of its customers which have not previously been disclosed to the general  public  with  the  Company's  consent  or without first obtaining  the consent of the Company for such disclosure.  Upon  the  occurrence of any Event of Termination or in the event of his Termination For Cause,  the  Employee  or his  representatives  shall  immediately  deliver  to  the  Company  all notes,

notebooks,  letters,  papers,  drawings,  memos, communications, blueprints  or other  writings  or  data  relating  to the business  of  the  Company  or  its customers.  However, nothing contained  in  this Agreement or in a certain Non-

Competition  Agreement  between  the Employee and  the  Company  of  even  date herewith shall prohibit Employee from  participating,  alone or as an employee,

independent  contractor, partner, officer, director, creditor,  or  substantial

(I.E. greater than 5%) owner (by reason of stock ownership or otherwise) in any entity whose business  is the design, development and/or market distribution of computer systems software  and/or applications software useful to any industry,

including the telecommunications industry, and such conduct shall not be deemed to involve any trade secrets of the Company.

      (b)   Additionally, the  Employee shall not in any way publicly disparage the Company at any time or he shall  not  be entitled to receive payment of any further amounts otherwise payable hereunder.  Likewise, neither the Company nor any Acquiring Entity shall in any way publicly  disparage  the  Employee at any time.  (For purposes of this Agreement, however, the commencement  of any legal proceedings  involving  matters  such  as  the Employee's performance, conduct,

etc., shall not constitute "disparagement.")

      7.    INJUNCTIVE RELIEF.  Because the  Employee  currently  possesses and shall  acquire by reason of his continued employment and association  with  the

Company  an  extensive  knowledge  of  the  Company's trade secrets, customers,

procedures, and other confidential information,  the  parties  hereto recognize that in the event of a breach or threat of breach by the Employee  of the terms and provisions contained in Paragraphs 5 or 6 hereof, compensation alone to the

Company  would  not  be  a  adequate  remedy  for  a  breach of those terms and provisions. Therefore, it is agreed that in the event of  a breach or threat of a  breach of the provisions of Paragraphs 5 or 6 by the Employee,  the  Company

shall  be  entitled  to  an  immediate  injunction  from any court of competent jurisdiction restraining the Employee from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages.

      8.    SPECIAL PROVISIONS IN EVENT OF DISABILITY OR DEATH.

      (a)   If while employed by the Company the Employee  becomes  Disabled as defined in this Agreement, then the Company agrees that it will not,  except in a  situation  constituting  a  Termination  For Cause, terminate the Employee's employment or otherwise act so as to deprive the Employee of his eligibility to

receive benefits under any Company-provided disability  insurance  policy.   In

all such circumstances, however, the Company retains the right to Terminate the

Employee For Cause, at any time.

      (b)   If  the  Employee  is  terminated  without  cause  after  he begins receiving  disability  insurance payments under any Company-provided disability insurance policy, then he  shall  also  be entitled to receive his compensation and  benefits  payable in the event of a termination  without  cause,  LIMITED,

HOWEVER, to the net amount, if any, by which such payments, on a monthly basis,

exceed the monthly  benefits  payable  to  the  Employee  under such disability insurance policy.

      (c)   In addition to the salary continuation benefit provided for herein,

in the event that the Employee is terminated without cause  while  Disabled, or in the event that the Employee dies during the term of this Agreement, then the

Employee or his estate, as the case may be, shall be entitled to the  following

benefit.   Upon  the  occurrence  of  either  such event, all unexercised stock options that the Employee may hold on that date under ACC Corp.'s Employee Long

Term  Incentive  Plan shall automatically be deemed  fully  exercisable  for  a period of one year following the occurrence of such event, subject, however, to the original term  of  the  option  grant(s),  if  shorter (the "Exercisability

Period").   If  at  any  time or from time to time during  this  Exercisability

Period the Employee or his  estate, as the case may be, desires to exercise any of such stock options, then he or his estate shall so notify ACC Corp., stating specifically the number of options  being  exercised, and shall comply with the other requirements of such Plan in effecting such exercise(s).

      (d)   The provisions of this Paragraph  8  shall  not  apply,  except  as provided  above in this Paragraph 8, in the event that any Event of Termination other than  Employee's  termination  without  cause  under this Agreement shall first occur.  Additionally, the Employee shall only be  entitled to receive the benefits  provided  by  this  Paragraph 8 if he is and at all  times  hereunder remains in compliance with Paragraphs 5 and 6 hereof.

      9.    AUTOMATIC RESIGNATION.   By  signing  this  Agreement, the Employee

specifically  agrees that without further action on the part  of  either  party hereto, upon the occurrence of any Event of Termination hereunder or Employee's being Terminated  For Cause hereunder, he shall automatically be deemed to have resigned as the Chairman  of  the  Board of ACC Corp. (but NOT as a Director of

ACC  Corp.)  and as a director and officer  of  all  of  its  subsidiaries  and affiliates.

      10.   BASE  SALARY  AND  BENEFITS.   While  employed  by the Company, the

Employee's base salary shall not be reduced, nor shall the Employee's  Company-

provided  benefits  be  reduced, except as part of a Company-wide reduction  of salaries or of such benefits for all Company executives, without the Employee's consent, or the Employee  may  deem  such reduction to constitute a termination without cause hereunder.

      11.   SUPERSEDING  OF  OUTSTANDING   SEVERANCE   AGREEMENT.    Upon   its

execution,  this  Agreement  shall  be  in  full  force  and  effect  and shall automatically  supersede  and terminate the current Severance Agreement between the parties hereto, dated February 8, 1994, and each party hereto hereby waives and releases any claims it  may  have  against  the  other  arising  under that

Severance Agreement.

      12.   GENERAL TERMS.

      (a)   NOTICES.   Any  notice  required  or  desired to be given hereunder

shall be in writing and shall be deemed to have been  duly  given (i) upon hand delivery,  or  (ii)  on  the  third day following delivery to the  U.S.  Postal

Service as certified mail, return  receipt  requested  and  postage prepaid, or

(iii)  on  the  first day following delivery to a recognized overnight  courier service,  fee  prepaid,  return  receipt  or  other  confirmation  of  delivery requested.  Any  such  notice  shall be delivered or directed to a party at its address previously set forth in  this  Agreement  or to such other address as a party may specify by notice given to the other party  hereto in accordance with the provisions of this paragraph.

      (b)   BENEFIT.  This Agreement and the rights and  obligations  contained herein  shall  be  binding  upon  and  inure to the benefit of the Company, its successors and assigns, and upon the Employee, his legal representatives, heirs and distributees.

      (c)   WAIVER.  The waiver of any party  of  a  breach of any provision of this  Agreement  shall  not  operate  as or be construed as  a  waiver  of  any subsequent breach.

      (d)   ENTIRE AGREEMENT.  This Agreement  may  not  be altered, amended or terminated except by an instrument in writing signed by the parties hereto.

      (e)   PARTIAL  INVALIDITY.   The  invalidity or unenforceability  of  any

particular provision of this Agreement shall  not  affect  the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      (f)   APPLICABLE LAW.  This Agreement shall be construed  and enforced in accordance with the laws of the State of New York applicable to contracts  made and  to  be  performed  wholly  within New York State, without giving effect to conflict of laws principles.

      (g)   HEADINGS.  The headings  contained  in  this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      (h)   COUNTERPARTS.   This Agreement may be executed  in  more  than  one

counterpart, each one of which  will  be  deemed  an  original and all of which shall constitute one and the same instrument.

      (i)   ASSIGNMENT.  The Employee may not assign any  of his rights, duties or  obligations  hereunder  without  the  prior written consent  of  ACC  Corp.

Likewise, ACC Corp. may not assign any of its  rights,  duties  or  obligations hereunder without the prior written consent of the Employee except in  the event of a merger or other acquisition of ACC Corp. in which ACC  Corp.

is not  the  surviving  entity  or the purchase of all or substantially all its assets, provided that such merger,  acquisition  or  purchase  is  for  a valid business purpose not involving this Agreement.

      (j)   REMEDIES.  All rights and remedies of the Company, whether provided for  herein  or  by  operation  of  law,  are  cumulative  and may be exercised singularly or concurrently, and the exercise of any such remedy  shall  not  be deemed  an  election  of  remedies  so as to preclude the election of any other remedy.

      (k)  RESIDENCY.  In no event shall  the  Company nor any Acquiring Entity require the Employee to take up permanent residence  outside  of the Rochester,

New York metropolitan area as a condition of employment or as a  condition  for receiving  any  benefits under this Agreement, nor shall the Employee's refusal to so relocate be  deemed  sufficient  cause to enable him to be Terminated For

Cause hereunder.

      (l)   JURISDICTION AND VENUE.  In  the  event  that any legal proceedings are  commenced  in  any  court with respect to any matter  arising  under  this

Agreement, the parties hereto specifically consent and agree that the courts of the State of New York and/or  the  Federal  Courts  located in the State of New

York  shall  have jurisdiction over each of the parties  hereto  and  over  the subject matter  of any such proceedings, and the venue of any such action shall be in Monroe County,  New  York  and/or the U.S. District Court for the Western

District of New York.

      (m)   NAMED FIDUCIARY.  The  Board  of  Directors  of  ACC Corp. or of an

Acquiring  Entity,  as  the  case  may  be, is hereby designated as  the  named fiduciary ("Named Fiduciary") under this  Agreement.  The Named Fiduciary shall have  authority  to operate and administer this  Agreement,  and  it  shall  be responsible for establishing  and  carrying  out  a funding policy, if any, and method consistent with the objectives of this Agreement.

      (n)   CLAIMS   PROCEDURE.    The   Named   Fiduciary   shall   make   all

determinations regarding disputes between the Company  or the Acquiring Entity,

as  the case may be, and the Employee as to the Employee's  rights  under  this

Agreement.   Any  such  determination by the Named Fiduciary shall be stated in writing and delivered or  mailed to the Employee or his estate, as the case may be, within 30 days following the Company or the Acquiring Entity becoming aware of such dispute.  This communication shall set forth the specific reason(s) for the determination, written  to  the  best of the Named Fiduciary's ability in a manner that can be understood without legal or actuarial counsel.  In addition,

the Named Fiduciary shall afford a reasonable  opportunity  to  the Employee or his  estate,  as  the  case  may  be,  for  a  full  and  fair  review  of  the determination.  If the Employee or his estate disagrees with the determination,

or  any  part thereof, or if a determination is not received by the Employee or his estate  within  the 30 day period set forth above, then the Employee or his estate may seek judicial relief.











      IN WITNESS WHEREOF,  the parties hereto have duly executed this Agreement as of October 6, 1995.


EMPLOYEE:                     ACC CORP.


/s/ Richard T. Aab                  By:  /s/ Michael R. Daley
Richard T. Aab
                                          Title:  EVP & CFO